                                                             EXHIBIT 99.7(v)(ii)


                                AMENDMENT NO. II

                     To the Automatic Reinsurance Agreement

                                     Between

            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA

                                       And

                AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

Except as hereinafter specified all terms and conditions of the Automatic Reinsurance Agreement effective the 1st day of May, 2000, amendments and addenda attached thereto, shall apply, and this Amendment is to be attached to and made a part of the aforesaid Agreement.

It is agreed by the two companies as follows:

1. The attached Schedule B will be substituted for the corresponding schedule attached to this Agreement indicating the new funds which have been added to the Agreement.

2.       This Amendment shall be effective May 1, 2001.


IN WITNESS WHEREOF, the Company and AXA have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.


THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA

By:  _____________________________  Attest: ___________________________

Title: ____________________________ Title: ____________________________

Date: ____________________________  Date: ____________________________


AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

By:  _____________________________  Attest: ___________________________

Title: ____________________________ Title: ____________________________

Date: ____________________________  Date: _____________________________

                                   Schedule B

                                Investment Funds

                                 VARIABLE FUNDS
--------------------------------------------------------------------------------------------------------------
AIM                                      Jennison                                   Brinson
---                                      ---------                                  -------
All Cap Growth Trust                     Capital Appreciation Trust                 Tactical Allocation Trust
Aggressive Growth Trust

CGTC                                     Lord Abbett                                Munder
----                                     -----------                                ------
Diversified Bond Trust                   Mid Cap Value Trust                        Internet Technologies
Income & Value Trust
US Large Cap Value Trust                 Manufacturers Advisor Corporation          PIMCO
Small Company Blend Trust                ---------------------------------          -----
                                         Pacific Rim Emerging Markets Trust         Global Bond Trust
                                         Money Market Trust                         Total Return Trust
Cohen & Steers                           Quantitative Equity Trust
--------------                           Balanced Trust                             Putnam
Real Estate Securities                   Quantitative Mid Cap Trust                 ------
                                         Lifestyle Conservative 280 Trust           Global Equity
Davis Selected                           Lifestyle Moderate 460 Trust               Mid Cap Opportunities
--------------                           Lifestyle Balanced 640 Trust
Financial Services                       Lifestyle Growth 820 Trust                 Rowe Price -- Flem.
Fundamental Value                        Lifestyle Aggressive 1000 Trust            -------------------
                                         International Index Trust                  International Stock Trust
Dreyfus                                  Total Stock Market Index Trust
-------                                  500 Index Trust                            Salomon
All Cap Value Trust                      Mid Cap Index Trust                        -------
                                         Small Cap Index Trust                      US Government Securities Trust
Fidelity                                                                            Strategic Bond Trust
--------
Large Cap Growth Trust                    Merrill Lynch                             SSgA
Overseas Trust                            -------------                             ----
Strategic Opportunities Trust             ML Basic Value Focus Trust *              Growth Trust
                                          ML Special Value Focus Trust *
                                          ML Developing Capital Markets Trust *     T. Rowe Price
Founders                                                                                    -------------
--------                                                                            Equity Income Trust
International Small Cap Trust             MFS                                       Blue Chip Growth Trust
                                          ---                                       Science & Technology Trust
Franklin                                  Strategic Growth Trust                    Small Company Value Trust
--------                                  Capital Opportunities Trust               Health Sciences Trust
Emerging Small Company Trust              Utilities Trust

Investco                                   Miller Ander. Sher.                      Templeton
--------                                   -------------------                      ---------
Telecommunications Trust                   Value Trust                              International Value Trust
Mid Cap Growth Trust                       High Yield Trust

Janus
-----                                                                               Wellington
Dynamic Growth Trust                                                                ----------
                                                                                    Growth & Income Trust
                                                                                    Investment Quality Bond Trust
                                                                                    Mid Cap Stock Trust

                                                        *Excludes Strategy Plan


                                  FIXED FUNDS
                                  -----------
                                  One Year
                                  DCA Twelve Month
                                  DCA Six Month